CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying quarterly Report on Form 10-Q of Adult Entertainment Capital, Inc. for the quarter ended September 30, 2008, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)
the quarterly Report on Form 10-Q of Adult Entertainment Capital, Inc. for the quarter ended September 30, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the quarterly Report on Form 10-Q for the quarter ended September 30, 2008, fairly presents in all material respects, the financial condition and results of operations of Adult Entertainment Capital, Inc.

By:	/s/ Milton C. Ault III

Name:	Milton C. Ault III

Title:	Principal Executive Officer

Date:	November 19, 2008

By:	/s/ William Dully

Name:	William Dully

Title:	Principal Financial Officer

Date:	November 19, 2008